AMENDED APPENDIX A TO

FOURTH AMENDED MULTIPLE CLASS PLAN OF

METROPOLITAN WEST FUNDS

Amended effective July 29, 2021

Metropolitan West Total Return Bond Fund

Class M Shares

Class I Shares

Class I-2 Shares

Administrative Class Shares

Plan Class Shares

Metropolitan West Low Duration Bond Fund

Class M Shares

Class I Shares

Administrative Class Shares

Metropolitan West Ultra Short Bond Fund

Class M Shares

Class I Shares

Administrative Class Shares

Metropolitan West High Yield Bond Fund

Class M Shares

Class I Shares

Administrative Class Shares

Metropolitan West Intermediate Bond Fund

Class M Shares

Class I Shares

Administrative Class Shares

Metropolitan West Strategic Income Fund

Class M Shares

Class I Shares

Administrative Class Shares

Metropolitan West AlphaTrak 500 Fund

Class M Shares

Administrative Class Shares

Metropolitan West Unconstrained Bond Fund

Class M Shares

Class I Shares

Plan Class Shares

Metropolitan West Floating Rate Income Fund

Class M Shares

Class I Shares

Plan Class Shares

Metropolitan West Corporate Bond Fund

Class M Shares

Class I Shares

Metropolitan West Investment Grade Credit Fund

Class M Shares

Class I Shares

Metropolitan West Flexible Income Fund

Class M Shares

Class I Shares

Metropolitan West ESG Securitized Fund

Class M Shares

Class I Shares

Metropolitan West Opportunistic High Income Credit Fund

Class M Shares

Class I Shares